Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Atea Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Stock, $0.001 par value per share		—	—	—	—	—

Fees to Be Paid	Equity	Preferred Stock, $0.001 par value per share		—	—	—	—	—

Fees to Be Paid	Debt	Debt Securities		—	—	—	—	—

Fees to Be Paid	Other	Warrants		—	—	—	—	—

Fees to Be Paid	Other	Units		—	—	—	—	—

Fees to Be Paid	Unallocated (Universal Shelf)	(1)	457(o)	$500,000,000	N/A	$0(4)	0.00015310	$0(4)

Fees Previously Paid	—	—		—	—	—	—	—

Carry Forward Securities

Carry Forward Securities	Unallocated (Universal Shelf)	(1)	415(a)(6)	$500,000,000(4)		$500,000,000(4)			Form S-3	333-261344	November 24, 2021	$46,350

	Total Offering Amounts					$500,000,000(3)		$0(4)

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$0(4)

(1)

An unspecified number of securities or aggregate principal amount, as applicable, is being registered as may from time to time be offered at unspecified prices and, in addition, an unspecified number of additional shares of Common Stock is being registered as may be issued from time to time upon conversion of any Debt Securities that are convertible into Common Stock or pursuant to any anti-dilution adjustments with respect to any such convertible Debt Securities.

(2)

Estimated solely for the purpose of calculating the registration fee. No separate consideration will be received for shares of Common Stock that are issued upon conversion of Debt Securities or Preferred Stock or upon exercise of Common Stock Warrants registered hereunder. The aggregate maximum offering price of all securities issued pursuant to this registration statement will not exceed $500,000,000.

(3)

The $500,000,000 of securities registered pursuant to this registration statement includes $200,000,000 of Common Stock that may be issued and sold under a certain sales agreement with Jefferies LLC. Upon termination of the sales agreement, any portion of the $200,000,000 included in the sales agreement prospectus supplement that is not sold pursuant to the sales agreement will be available for sale in other offerings pursuant to the base prospectus and a corresponding prospectus supplement, and if no shares are sold under the sales agreement, the full $200,000,000 of securities may be sold in other offerings pursuant to the base prospectus and a corresponding prospectus supplement.

(4)

On November 24, 2021, the Registrant filed an unlimited Registration Statement on Form S-3 (File Number 333-261344) as a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act of 1933, as amended, or the Securities Act). On February 28, 2022, because the Registrant expected that it would no longer be a “well-known seasoned issuer” when the Registrant filed its Annual Report on Form 10-K for the fiscal year ended December 31, 2021, the Registrant filed Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 for the purpose of including disclosure required for a registrant other than a well-known seasoned issuer, identifying the securities being registered, registering $500,000,000 of securities and paying the associated filing fee. Following the filing of the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, it filed Post-Effective Amendment No. 2 to the Registration Statement on Form S-3 in order to convert the Registration Statement to the proper EDGAR submission type for a non-automatic shelf registration statement. The Registration Statement on Form S-3 (File Number 333-261344), as amended, is referred to as the “Prior Registration Statement.” The $500,000,000 of securities registered under the Prior Registration Statement remains unsold, and the Registrant is carrying forward to this registration statement the full aggregate offering price of the securities that were previously registered under the Prior Registration Statement and remain unsold, or the Unsold Securities, pursuant to Rule 415(a)(6) under the Securities Act. The Registrant previously paid a filing fee of $46,350.00 with respect to the Unsold Securities. The Registrant may continue to offer and sell the Unsold Securities pursuant to the Prior Registration Statement until the earlier of the date of expiration of Prior Registration Statement and the effective date of this registration statement. The offering of Unsold Securities under the Prior Registration Statement will be terminated as of the earlier of the date of expiration of Prior Registration Statement and the date of effectiveness of this registration statement.

1